United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

RCI HOSPITALITY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Resignation of Previous Independent Registered Public Accounting Firm.

On July 12, 2019, BDO USA, LLP (“BDO”) sent our Board of Directors a letter to provide notice of its conclusions under Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and to inform us that BDO was resigning as our independent registered public accounting firm, effective immediately.

As previously disclosed on May 10, 2019 in our Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) and in our related press release, the SEC initiated an inquiry after a series of negative articles about the company was anonymously published in internet forums associated with the short-selling community. After we notified BDO of the SEC inquiry and had follow-up communications, BDO issued a letter to the Audit Committee on March 12, 2019, citing the Audit Committee’s responsibility under Section 10A of the Exchange Act. On March 15, 2019, a special committee of our Audit Committee (the “Special Committee”) was formed to conduct an independent internal review to look into the matters raised by the SEC inquiry and the anonymous internet articles. As part of the internal review, the Special Committee engaged an international law firm as independent outside counsel (the “Special Counsel”).

The Special Counsel, led by a former United States Attorney with extensive experience in matters of this nature, began a comprehensive review that included: (i) reviewing documents relating to the SEC inquiry and the anonymous internet articles; (ii) gathering and assessing relevant publicly available documents, including Secretary of State filings; (iii) reviewing and analyzing the Company’s quarterly and annual filings with the SEC; (iv) running extensive searches on our email servers and reviewing relevant documents; and (v) conducting appropriate interviews.

Throughout this process, the Special Counsel was in frequent contact with the Special Committee and kept them continuously apprised of developments. Additionally, the Special Committee and the Special Counsel communicated frequently with BDO to update BDO on the process and address concerns or additional issues raised. These communications, which included discussions of the matters described in BDO’s July 12, 2019 letter, continued until the week of BDO’s resignation.

Our management and employees have fully cooperated with both the Special Committee’s review and the SEC inquiry, and Special Counsel has presented the findings to the Audit Committee and to the Board of Directors. Following Special Counsel’s presentation of the findings, BDO notified RCI’s Board of Directors on July 12, 2019 that, due to certain concerns relating to the procedural aspects of the review process of the Special Committee and Special Counsel, it was providing notice to the Board in accordance with Section 10A(b)(2) of the Exchange Act and resigning effective immediately. Specifically, BDO stated that it believes the company has not performed sufficient investigatory procedures and has not taken timely and appropriate remedial action in response to certain deficiencies that BDO thinks exist in the way the internal review has been conducted, including: (i) undue restriction on the scope of the internal review; (ii) failure to initiate certain forensic procedures; (iii) refusal to provide BDO access to pertinent interview summaries and other documents; (iv) lack of assessment as to the impact of the matters identified to date on existing and future regulatory filings, including financial statements related footnotes; and (v) restrictions, based on privilege, hindering BDO’s ability to properly shadow and evaluate the adequacy of the internal review.

The Special Committee disagrees with BDO’s assessment of any procedural deficiencies in the internal review. The Special Committee and Special Counsel believe the internal review has been both thorough and procedurally sound.

Although the fact-finding portion of the internal review was substantially complete at the time of BDO’s resignation, BDO elected not to receive a final report before resigning.

We have begun the process of identifying a new independent registered public accounting firm and will disclose the engagement of a new independent registered public accounting firm in accordance with SEC rules and regulations once the process has been completed. We have authorized BDO to respond fully to the inquiries of our successor accountant, upon engagement, concerning the subject matter of this Current Report and the content of BDO’s March 12, 2019 letter and any related correspondence from BDO.

Neither of BDO’s reports on the financial statements for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

Except for the matters described in paragraphs one through seven above and in paragraph 11 below of this Current Report, during our two most recent fiscal years or any subsequent interim period preceding the resignation of BDO, (i) there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report; and (ii) none of the kinds of events listed in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K occurred while BDO was engaged.

As disclosed in our Form 10-K’s for the years ended September 30, 2018 and September 30, 2017, BDO audited our internal control over financial reporting as of the fiscal year end for both those periods and identified certain material weaknesses, which material weaknesses were also identified in management’s assessment. The identification of the material weaknesses resulted in BDO expressing an opinion that we did not maintain, in all material respects, effective internal control over financial reporting as of September 30, 2018 and as of September 30, 2017.

We previously provided BDO a copy of this current report on Form 8-K and requested that it furnish us with a letter addressed to the SEC stating whether or not BDO agrees with the above statements. We have received the requested letter from BDO stating that they agree, a copy of which is filed as Exhibit 16.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

16.1	Letter from BDO to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: July 18, 2019	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer